SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(A) of the
                       Securities and Exchange Act of 1934


Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission only
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          MISSION WEST PROPERTIES, INC.
                (Name of Registrant as Specified in its Charter)


             -------------------------------------------------------
      (Name of Person (s) Filing Proxy Statement, if other than Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee  required
[ ] Fee  computed  on table  below per  Exchange  Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:
[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provide by Exchange  Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, of the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:







             First mailed to stockholders on or about May 1, 2000.

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95104

Dear Stockholder,

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Mission West Properties, Inc. (the "Company") to be held at 10:00 a.m. on May 31, 2000 at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement.

         Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card, or vote in accordance with the instruction set forth on the proxy card. This will ensure your proper representation at the Annual Meeting.

                                                Sincerely,

                                                /s/ Carl E. Berg
                                                --------------------------------
                                                Carl E. Berg
                                                Chairman of the Board
                                                and Chief Executive Officer


                             YOUR VOTE IS IMPORTANT.
                  PLEASE REMEMBER PROMPTLY TO RETURN YOUR PROXY

                          MISSION WEST PROPERTIES, INC.
                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 31, 2000

To the Stockholders of Mission West Properties, Inc.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Mission West Properties, Inc., a Maryland corporation (the "Company"), will be held on May 31, 2000 at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014 at 10:00 a.m. for the following purposes:

     1. To elect four members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualify. The nominees are Carl E. Berg, John C. Bolger, William A. Hasler, and Lawrence B. Helzel.

     2.   To   ratify   the    appointment   of   the    accounting    firm   of
          PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2000.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 28, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.

     All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Michael Knapp
                                              ----------------------------------
                                              Michael Knapp
                                              Secretary

Cupertino, California
May 1, 2000

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95104
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mission West Properties, Inc., a Maryland corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 31, 2000 at 10050 Bandley Drive, Cupertino, California 95014 and any postponement or adjournments thereof (the "Meeting").

     This Proxy Statement and the accompanying proxy are being mailed on or about May 1, 2000 to all stockholders entitled to notice of and to vote at the Meeting.

                       SOLICITATION AND VOTING PROCEDURES

     Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or before the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting. Holders of Common Stock are entitled to one vote on all matters. The Company will tabulate stockholder votes, and an officer of the Company will tabulate votes cast in person at the Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions are treated as present, but will not be counted as votes cast at the Meeting with respect to any proposal and will have no effect on the result of the vote.

     Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast at the Meeting and entitled to vote is required for Proposal No. 1 regarding the election of directors. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Meeting is necessary for approval of Proposal No. 2 to ratify the appointment of independent auditors. All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed and is received by the Company before the close of voting at the Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for Proposals Nos. 1 and 2, which are described in detail elsewhere in this Proxy Statement.

     The close of business on April 28, 2000 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 17,025,365 shares of Common Stock outstanding and entitled to vote.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and other electronic means, and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation. The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is being mailed to the stockholders with this Proxy Statement.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

     A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by calling the telephone number which appears on your voting form or though the Internet in accordance with instructions set forth on the voting form. Votes submitted through the Internet or by telephone through the ADP program must be received by midnight on May 30, 2000.

     The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by its counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting via the Internet through ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

                             REVOCABILITY OF PROXIES

         You can revoke your proxy at any time before the voting at the Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, Attention:
Secretary.

         To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of Mission West Properties, Inc. as of March 31, 2000 are as follows:


    Name                     Age                         Positions with the Company
-----------------------     -----         -----------------------------------------------------------

Carl E. Berg                  63           Chairman of the Board, Chief Executive Officer, President
                                              and Acting Chief Financial Officer
John C. Bolger (1)            53           Director
William A. Hasler (1)         58           Director
Lawrence B. Helzel (1)        51           Director


(1) Member of the Audit Committee, the Compensation Committee, and the Independent Directors Committee.


     The following is a biographical summary of the experience of our executive officers and Directors:

     Mr. Berg has served as Chief Executive Officer, President and Director of the Company since September 1997. Since 1979, Mr. Berg has been a general partner of Berg & Berg Developers and has been a director and officer of Berg & Berg Enterprises, Inc. since its inception. Mr. Berg is also a director of Integrated Device Technologies, Inc., Videonics, Inc., Valence Technology, Inc. and System Integrated Research, Ltd.

     Mr. Bolger became a director of the Company on March 30, 1988. Mr. Bolger is a private investor. He was Vice President of Finance and Administration of Cisco Systems, Inc. from May 1989 through December 1992. Mr. Bolger is also a director of Integrated Device Technology, Inc., Integrated Systems Inc., Sanmina Corporation and TCSI Corporation.

     Mr. Hasler became a director of the Company on December 4, 1998. For seven years, Mr. Hasler was Dean of Haas School of Business, University of California, Berkeley, a position from which he resigned in June 1998 to assume the position of Co-CEO of Aphton Corporation, a public pharmaceutical company. Mr. Hasler is also a director of Aphton, Solectron, Quickturn Design, Walker Interactive, TCSI Corporation and several start-up companies. He is a public governor of the Pacific Stock and Options Exchange and a member of the Advisory Board of Critical Technologies Institute.

     Mr. Helzel became a director of the Company on December 4, 1998. Mr. Helzel is a general partner of Helzel Kirshman, L.P., a private investment partnership and is a member of the Pacific Exchange. Mr. Helzel has been a director for Pacific Gateway Properties, a publicly traded real estate company, for the past seven years and also serves on the board of directors of Infotec Commercial Systems, Inc., and Avirnex Communications Group, Inc., both privately held companies.

NUMBER TERMS AND ELECTION OF DIRECTORS

     The Company's Bylaws currently provide for a Board of Directors consisting of four Directors. Each Director will serve for a term of one year or until the next annual meeting at which directors are elected and until the Director's successor is elected and qualifies. In the election of directors, each stockholder is entitled to one vote for each share of Common Stock held by such shareholder.

MEETINGS OF DIRECTORS

     Until such time as Carl E. Berg, Clyde J. Berg, the members of their respective immediate families and certain entities controlled by Carl E. Berg and/or Clyde J. Berg, which are Berg & Berg Enterprises, Inc., Baccarat Cambrian Partnership, Baccarat Fremont Developers LLC, and DeAnza Office Partners (collectively, the "Berg Group") and their affiliates (other than the Corporation and Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II or Mission West Properties, L.P. III (collectively, the "Operating Partnership"), in the aggregate, own less 15% of the voting stock of the Company (including without limitation upon the exercise of all outstanding warrants, options, convertible securities and other rights to acquire voting stock of the Company, and all O.P. units exchangeable or redeemable for Common Stock or other voting stock of the Company without regard to any ownership limit set forth in the Charter, the Bylaws or by agreement), a majority of the directors, including Carl E. Berg or an individual whom he designates to replace him as a director on the Board of Directors (the "Berg Designee"), shall be required to (i) hold a meeting of the Board of Directors which is not attended by Carl E. Berg or the Berg Designee (unless Mr. Berg or the Berg Designee consents in writing to the holding of such meeting), (ii) approve any amendment to the Company's Charter or Bylaws, or (iii) approve any merger, consolidation or sale of all or substantially all of the assets of the Company or the Operating Partnerships.

     Until the date on which the Berg Group and their affiliates (other than the Company and the Operating Partnership) own less than 15% of the fully-diluted number of shares, all meetings of the Board of Directors require the presence of Carl E. Berg or in the event of his death, disability or other event which results in Mr. Berg no longer being a director, the presence of the Berg Designee. Mr. Berg shall submit a written statement identifying the Berg Designee to the Company from time to time to permit identification of the Berg Designee in the event that death, disability or other event results in a vacancy on the Board of Directors due to Mr. Berg's inability to serve as a director. Mr. Berg may amend the statement at his sole discretion.

COMPENSATION OF DIRECTORS

     The Company pays its Directors who are not officers fees for their services as Directors. They receive annual compensation of $15,000 plus a fee of $1,000 for attendance (in person or by telephone) at each meeting of the Board of Directors, but not for committee meetings. Officers of the Company who are also Directors will not be paid any Directors' fees.

     Each non-employee member of the Board of Directors who became or becomes a member of the Board of Directors after November 10, 1997, the date on which the 1997 Stock Option Plan (the "Option Plan") was approved by the stockholders of the Company, automatically receives a grant of an option to purchase 50,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of grant of such option upon joining the Board of Directors. Such options become exercisable cumulatively with respect to 1/48th of the underlying shares on the first day of each month following the date of grant. Generally, the options must be exercised while the optionee remains a Director.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Company's Board of Directors has standing Audit and Compensation Committees. The Audit Committee currently has three members: John C. Bolger,
William A. Hasler and Lawrence B. Helzel, who became a member of the Audit Committee in April, 2000. The Compensation Committee currently has the same three members.

     The Board of Directors has an Independent Directors Committee comprised of Messrs. Bolger, Hasler and Helzel. This committee is responsible for acting upon proposed transactions between the Company and members of the Berg Group under the terms of certain agreements between the Company and such Berg Group members. See "Certain Relationships and Related Transactions."

     During the fiscal year ended December 31, 1999, there were three meetings of the Board of Directors, one meeting of the Audit Committee and one meeting of the Compensation Committee of the Board of Directors. In addition, the members of the Board of Directors, the Compensation Committee and the Independent Directors Committee acted at various times by unanimous written consent pursuant to Maryland law.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the other most highly compensated persons who were serving as executive officers of the Company as of December 31, 1999, and one former executive who would have been among the four most highly compensated persons but for the fact that he was not employed by the Company as of December 31, 1999 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 1999. All of the officers, except Carl E. Berg, joined the Company in 1998. Carl E. Berg joined the Company in September 1997, but received no compensation from the Company in 1997.

                                                                                        Long-Term
                                                                                      Compensation
                                                        Annual Compensation              Awards
                                              -------------------------------------   ------------
                                                                                       Securities
                                                                      Other Annual     underlying      All Other
  Name and Principal Position        Year      Salary       Bonus     Compensation      Options      Compensation
---------------------------------   ------    --------     -------   --------------   ------------  --------------
Carl E. Berg                         1999     $100,000     $    -       $15,000(1)            -
  Chief Executive Officer            1998      100,000          -            -                -
  and President                      1997           -           -            -                -

Michael J. Anderson(2)               1999       50,000      50,000           -           600,000       122,188(4)
  Vice President, Chief Executive    1998      147,919          -        22,188(5)            -
  Officer and Secretary              1997           -           -            -                -

Marianne K. Aguiar(3)                1999      130,015          -        19,500(1)        75,000
  Vice President and Controller      1998       74,775          -            -                -
                                     1997           -           -            -                -

--------------------------
(1)  Employer contribution to 401(k) plan.
(2)  Michael J. Anderson resigned from the Company effective April 30, 1999.
(3) Marianne K. Aguiar resigned from her position as Chief Financial Officer of the Company as of January 4, 2000.
(4) Included a severance payment paid to Mr. Anderson as required under his employment agreement and interest of $22,188 forgiven by the Company.
(5)  1998 bonus paid in 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Company's Common Stock.


                                                                Number of Securities            Value of the Unexercised
                                                               Underlying Unexercised            In-The-Money Options at
                                Shares                      Options at December 31, 1999           December 31, 1999(2)
                             Acquired On        Value       ----------------------------   ---------------------------------
Name                           Exercise       Realized(1)   Exercisable   Unexercisable    Exercisable(1)  Unexercisable(1)
--------------------------   -----------      -----------   ------------  --------------   --------------  -----------------

Carl E. Berg..............         -              N/A            N/A

Marianne K. Aguiar........     19,142           66,997         17,973         112,885          $33,014          $148,525

Michael J. Anderson.......    167,917          650,678           N/A             N/A              N/A              N/A

-------------------
(1) The value realized represents the aggregate market value of the shares covered by the option on the date of exercise less the aggregate exercise price paid by the executive officer.
(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $7.75, the closing market price per share of the Company's Common Stock as reported on the American Stock Exchange on December 31, 1999.

CONTRACTUAL ARRANGEMENTS

     In April 1999, the Company entered into a settlement and mutual release agreement terminating the employment agreement with Mr. Anderson. The Company paid Mr. Anderson severance of $100,000 as provided in his employment agreement. The Company also paid medical and dental insurance premiums for six months subsequent to April 1999. As additional consideration, the Company agreed to offset the interest due and payable under a note issued to purchase shares of common stock against the amount of retirement contribution that Mr. Anderson forfeited to the Company upon termination of his employment

                                 SHARE OWNERSHIP

     The following table sets forth certain information as of March 31, 2000, concerning the ownership of Common Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation" below and (iv) all current Directors and executive officers of the Company as a group.

     The Company has relied on information supplied by its officers, directors and certain shareholders and on information contained in filings with the SEC.


                                                                                                 Percent of
                                                                                                 all Shares
                                                                                                 of Common
                                                                                                   Stock       Percent of
                                              Number of     Percent of                           (Assuming     All Shares
                                               Shares       All Shares                          Exchange of    of Common
                                            Beneficially     of Common    Number of O.P.          Holder's     Stock/O.P.
 Name                                         Owned(1)         Stock          Units            O.P. Units)(2)  Units(1)(2)
-----------------------------------------  ---------------  ----------  ---------------------  --------------  -----------
DIRECTORS AND EXECUTIVE OFFICERS:
Marianne K. Aguiar                          29,379(7)              *              -                      *            *
  Vice President of Finance and
  Controller
Carl E. Berg                                50,000(4)(14)          *      51,057,099(5)(14)          75.07%       53.23%
  President, Chief Executive Officer
  and Director
John C. Bolger, Director                    37,222(6)              *              -                      *            *
  96 Sutherland Drive
  Atherton, CA 94027
William A. Hasler, Director                 14,000(8)              *              -                      *            *
  c/o Aphton Corporation
  1 Market Street
  Spear Tower, Suite 1850
  San Francisco, CA 94105
Lawrence B. Helzel, Director                192,500(3)          1.13%             -                   1.13%          *
  c/o Helzel Kirshman, L.P.
  5550 Redwood Road
  Suite 4
  Oakland, CA 94619
5% STOCKHOLDERS:
Ingalls & Snyder LLC(9)                     1,845,714          10.84%             -                  10.84%        1.92%
  61 Broadway
  New York, NY 10006
Ingalls & Snyder Value Partners, L.P.(10)   1,025,067           6.02%             -                   6.02%        1.07%
  61 Broadway
  New York, NY 10006
Daniel McCarthy (15)                        1,212,670           7.12%             -                   7.12%        1.26%
  c/o Marquette National Bank
  6316 So. Western Ave.
  Chicago, IL 60636
Clyde J.Berg                                        0              *      31,380,398(12)(13)         64.83%       32.68%
  c/o Berg & Berg Developers
  10050 Bandley Drive
  Cupertino, CA  95014
Berg & Berg Enterprises, Inc.(13)                   0              *      7,867,648                 31.61%        8.19%
  10050 Bandley Drive
  Cupertino, CA 95014
All Directors and Officers as a group       293,722(14)         1.73%     51,057,099(14)             75.42%       53.48%
    (5 persons)


* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes securities which such person has the right to acquire beneficial ownership within 60 days of March 31, 2000. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percent of all shares of common stock calculations are based on 17,025,365 shares outstanding as of March 31, 2000. Percent of all shares of common stock/O.P. Units calculations are based on 96,015,700 shares of common stock and O.P. Units exchangeable for common stock as of March 31, 2000.

(2) Assumes O.P. Units are exchanged for shares of common stock without regard to (i) whether such O.P. Units may be exchanged for shares of common stock within 60 days of March 31, 2000, and (ii) certain ownership limit provisions set forth in the Company's Articles of Amendment and Restatement.

(3) Includes 12,500 shares of common stock issued on exercise of options. Does not include 37,500 shares of common stock issuable on exercise of the "Non-Employee Director Grant pursuant to 1997 Stock Option Plan."

(4) Mr. Berg disclaims beneficial ownership of 53,071 shares of Common Stock held by him as a trustee under various pension and profit sharing plans. Such shares are not included herein. Mr. Berg has no investment control over such shares.

(5) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes an additional 9,712,072 shares of Common Stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. and King Ranch Partnership, and 11,425,293 shares of common stock issuable on exchange of O.P. Units held by West Coast Venture Capital, Limited, L.P., because Mr. Berg is an executive officer and director of the sole general partner, West Coast Venture Capital, Inc. Mr. Berg disclaims beneficial interest in any shares or O.P. Units deemed beneficially owned by Kara Ann Berg, his daughter, Carl Berg Child's Trust UTA dated June 2, 1978 and the 1981 Kara Ann Berg Trust.

(6) Includes 15,000 shares of common stock issued on exercise of options. Does not include 20,000 shares of common stock issuable on exercise of the "Non-Employee Director Grant pursuant to 1997 Stock Option Plan."

(7)  Includes 29,379 shares of common stock issued on exercise of options.

(8) Includes 14,000 shares of common stock issued on exercise of options. Does not include 36,000 shares of common stock issuable on exercise of the "Non-Employee Director Grant pursuant to 1997 Stock Option Plan."

(9) Edward H. Oberst, Managing Director, has the power to vote and the power to direct the investment of Ingalls & Snyder LLC with respect to the common stock.

(10) Thomas Boucher and Robert L. Cipson, general partners of Ingalls & Snyder Value Partners, L.P. ("Value Partners"), have the power to vote and the power to direct the investment of Value Partners with respect to the common stock.

(11) Intentionally omitted.

(12) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes L.P. Units held by Mr. Berg as trustee of the Carl Berg Child's Trust UTA dated June 2, 1978 and the 1981 Kara Ann Berg Trust, and an additional 9,712,072 shares of Common Stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. and King Ranch Partnership. This does not include any share deemed beneficially owned by Sonya L. Berg and Sherri L. Berg, his daughters, as to which he disclaims beneficial ownership.

(13) Carl E. Berg is an executive officer and director and Clyde J. Berg is a director of Berg & Berg Enterprises, Inc. With members of their immediate families, the Messrs. Berg beneficially owns, directly and indirectly, all of the O.P. Units of Berg & Berg Enterprises, Inc.

(14) Current officers and directors include Carl E. Berg, John C. Bolger, William A. Hasler, and Lawrence B. Helzel. See Notes 3 through 8.

(15) Includes 50,000 shares held in Mr. McCarthy's Individual Retirement Account; includes 107,670 shares of which Mr. McCarthy has to power to vote and the power to direct in Marquette National Bank; includes 335,000 shares in the Marquette National Bank John McCarthy Rev Trust, Paul McCarthy Trustee.

CONTRACTUAL AND OTHER CONTROL ARRANGEMENTS

     SPECIAL BOARD VOTING PROVISIONS. The Charter and Bylaws provide substantial control rights for the Berg Group. These rights include a requirement that Mr. Berg or his designee as director approve certain fundamental corporate actions, including amendments to the Charter and Bylaws and any merger, consolidation or sale of all or substantially all of our assets. In addition, the Bylaws provide that a quorum necessary to hold a valid meeting of the board of directors must include Mr. Berg or his designee. The rights described in the two preceding sentences apply only as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of Common Stock on a fully diluted basis, which is calculated based on all outstanding shares of Common Stock and all shares of Common Stock that could be acquired upon the exercise of all outstanding options to acquire the Company's stock, as well as all shares of Common Stock issuable upon exchange of all O.P. Units. In addition, directors representing more than 75% of the entire board of directors must approve other significant transactions, such as incurring debt above certain amounts, acquiring assets and conducting business other than through the Operating Partnerships.

     BOARD OF DIRECTORS REPRESENTATION. The Berg Group members have the right to designate two of the director nominees submitted by the Board of Directors to stockholders for election, as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of our outstanding shares of common stock on a fully diluted basis. If the fully diluted ownership of the Berg Group members and their affiliates is less than 15% but is at least 10% of the common stock, the Berg Group members have the right to designate one of the director nominees submitted by the Board of Directors to stockholders for election. Its right to designate director nominees affords the Berg Group substantial control and influence over the management and direction of our corporation.

     SUBSTANTIAL OWNERSHIP INTEREST. The Berg Group currently owns O.P. Units representing approximately 77.77% of the equity interests in the operating partnerships. The O.P. Units may be converted into shares of Common Stock, subject to limitations set forth in the Charter (including an overall 20% ownership limitation), and other agreements with the Berg Group. Upon conversion these shares would represent voting control of the Company. The Berg Group's ability to exchange its O.P. Units for Common Stock permits it to exert substantial influence over the management and direction of the Company.

     LIMITED PARTNER APPROVAL RIGHTS. Mr. Berg and other limited partners, including other members of the Berg Group, may restrict the Company's operations and activities through rights provided under the terms of the Amended and Restated Agreement of Limited Partnership which governs each of the Operating Partnerships and the Company's legal relationship to each Operating Partnership as its general partner. Matters requiring approval of the holders of a majority of the O.P. Units, which necessarily would include the Berg Group, include (i) the amendment, modification or termination of any of the Operating Partnership Agreements; (ii) the transfer of any general partnership interest in the Operating Partnerships, including, with certain exceptions, transfers attendant to any merger, consolidation or liquidation of our corporation; (iii) the admission of any additional or substitute general partners in the Operating Partnerships;

(iv) any other change of control of the Operating Partnerships; (v) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee of any of the assets of the Operating Partnerships; and (vi) the institution of any bankruptcy proceeding for any Operating Partnership.

     In addition, as long as the Berg Group members and their affiliates, beneficially own, in the aggregate, at least 15% of the outstanding shares of common stock on a fully diluted basis, the consent of the limited partners holding the right to vote a majority of the total number of O.P. Units outstanding is also required with respect to (i) the sale or other transfer of all or substantially all of the assets of the Operating Partnerships and certain mergers and business combinations resulting in the complete disposition of all O.P. Units; (ii) the issuance of limited partnership interests senior to the O.P. Units as to distributions, assets and voting; and (iii) the liquidation of the Operating Partnerships.

COMPARISON OF SHAREHOLDER RETURN ON INVESTMENT

The following line graph compares the change in the Company's cumulative stockholder return on its shares of Common Stock to the cumulative total return of the NAREIT Equity REIT Total Return Index ("NAREIT Equity Index") and the Standard & Poor's 500 Stock Index ("S & P 500 Index") from December 31, 1998 to December 31, 1999. The line graph starts December 31, 1998; however, the Company started trading under the Berg Group ownership on December 8, 1998. The graph assumes that the value of the investment in the Company's common stock was $100 at December 31, 1998 and that all dividends were reinvested. The common stock's price on December 31, 1998 was $6.75. The Company obtained the information about the NAREIT Equity Index and S & P 500 INDEX from each entity respectively, and has assumed that the information is reliable, but cannot assume its accuracy.

                                [GRAPH OMITTED]

          Mission West Properties, Inc.   S & P 500   NAREIT EQUITY INDEX
          -----------------------------   ---------   -------------------
1998                $100.00                $100.00         $100.00
1999                $123.23                $119.53         $ 95.38

(1) Due to the reorganization of the Company by the Berg Group and the effective liquidation of the Company's assets during this same period, the Company has not included stock price performance from year ending 1995 to 1997 in the above chart. The Company's stock price performance for year ending 1995 was $137.42. For the same time period, the Russell 2000 and peer group were $151.17 and $173.06, respectively. For year ending 1996, the Company's stock price performance was $255.21. For the same time period, the Russell 2000 and peer group were $176.14 and $233.23, respectively. For year ending 1997, the Company's stock price performance was $364.33. For the same time period, the Russell 2000 and a peer group were $215.52 and $320.39, respectively.

(2)  The  stock  price  performance  shown  in  the  graph  is  not  necessarily indicative of future performance of the Company's common stock. Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement on future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities Exchange Commission and shall not be deemed incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a summary of certain material transactions since January 1, 1999 between the Company and any of its Directors, executive officers or holders of more than 5% of the Company's Common Stock, or between the Company and persons in which Directors, executive officers or such stockholders have direct or indirect material interests.

PROPERTY ACQUISITIONS AND FINANCIAL TRANSACTIONS BETWEEN THE COMPANY AND THE BERG GROUP

     Through a series of transactions in 1997 and 1998, the Company became the vehicle for substantially all of the Silicon Valley R&D property activities of the Berg Group, which includes Mr. Berg, his brother Clyde J. Berg, members of their families and a number of entities in which they have controlling or substantial ownership interests. The Company owns these former Berg Group properties, as well as the rest of its properties, through the Operating Partnerships, of which the Company is the sole general partner. Through various property acquisition agreements with the Berg Group, the Company has the right to purchase, on pre-negotiated terms, R&D and other types of office and light industrial properties that the Berg Group develops in the future in California, Oregon and Washington.

     PENDING PROJECTS ACQUISITION AGREEMENT. In December 1998, the Company entered into the Pending Projects Acquisition Agreement with members of the Berg Group, under which the Company agreed to acquire approximately 1.0 million square feet upon the completion and leasing of identified pending development projects upon the following material terms: (i) the acquisition price is payable in cash or, at the option of the Berg Group, in O.P. Units valued at $4.50 per O.P. Unit, which was the price per share of the Company's common stock in May 1998, when the Company agreed to the terms of the Pending Projects Acquisition Agreement; (ii) the Berg Group will build and deliver each completed and fully-leased R&D property in the pending development projects to the operating partnerships at an acquisition price equal to the average monthly rental rate per square foot over the term of the lease divided by an agreed upon capitalization rate, which ranges from 14.0% to 16.0%, minus the amount of debt encumbering the property; (iii) the closing for the acquisition of an individual R&D property within a project will occur only when the building has been completed and leased, unless otherwise agreed by the parties; (iv) leases will be on commercially reasonable terms and conditions; and (v) all action taken by the Company under the Pending Projects Acquisition Agreement must be approved by a majority of the members of the Independent Directors Committee.

     BERG LAND HOLDINGS OPTION AGREEMENT. In December 1998, the Company entered into the Berg Land Holdings Option Agreement under which the Company has the option to acquire any fully leased future R&D, office and industrial property developed by the Berg Group on land currently owned or optioned, or acquired for these purposes in the future, directly or indirectly, by Carl E. Berg or Clyde
J. Berg so long as the Berg Group members and their affiliates own or have the right to acquire shares representing at least 65% of our common stock on a fully diluted basis. The principal terms of the agreement include the following:

(1)  the full construction cost of the building; plus
(2)  10% of the full construction cost of the building; plus

(3) interest at LIBOR plus 1.65% on the amount of the full construction cost of the building for the period from the date funds were disbursed by the developer to the close of escrow; plus
(4) the original acquisition cost of the parcel on which the improvements will be constructed; plus
(5) 10% per annum of the amount of the original acquisition cost of the parcel from the later of January 1, 1998 and the seller's acquisition date, to the close of escrow; minus
(6) the aggregate principal amount of all debt encumbering the acquired property.

     - The acquisition cost, net of any debt, will be payable in O.P. Units valued at the average closing price of the Common Stock over the 30-trading-day period preceding the acquisition or in cash, at the option of the Berg Group.

     -    The Company must assume all tax assessments.

     - If the Company elects not to exercise the option with respect to any property, the Berg Group may hold and lease the property for its own account, or may sell it to a third party.

     - All action taken by the Company under the Berg Land Holdings Option Agreement must be approved by a majority of the members of the Independent Directors Committee.

     The following table presents certain information concerning projects acquired since January 1, 1999 under the Pending Projects Acquisition Agreement ("PENDING") and the Berg Land Holdings Option Agreement ("BERG LAND") or to be acquired in the future under the Pending Projects Acquisition Agreement:

                                                Actual/      Estimated
                               Approximate    Anticipated      Total                        O.P.
                              Rentable Area   Acquisition   Acquisition     Cash/Debt      Units
Property                      (square feet)     Period         Price        Assumption    Issued
----------------------------  -------------  -------------  ------------  ------------  ----------
PENDING
          6810 Santa Teresa       54,996        Q1 - 99     $  6,648,000   $ 3,524,601     694,030
     1065 - 1105 La Avenida      515,700        Q2 - 99     $116,486,830   $57,057,000  13,206,629
            1750 Automation       80,640        Q3 - 99     $ 10,050,101   $ 3,500,000   1,455,578
            1756 Automation       80,640        Q1 - 00     $ 11,059,200   $ 5,000,000   1,346,480
        1762 Automation (1)       61,100        Q2 - 00     $  8,379,429   $ 3,788,200   1,020,273
        1768 Automation (1)      114,028        Q4 - 00     $ 15,637,800   $ 7,069,736   1,904,014
               1688 Richard       52,800        Q3 - 99     $  4,197,600   $ 2,374,353     405,166
BERG LAND
      5713 - 5749 Fontanoso       77,700        Q4 - 99     $  7,169,394   $ 3,943,924     406,358
                              -------------                 ------------  ------------  ----------
                               1,037,604                    $179,628,354   $86,257,814  20,438,528


(1) Estimated acquisition price based upon the contractual capitalization rate. Although the capitalization rates have been agreed upon and will not change, the sellers of the pending development projects may elect to receive cash or O.P. Units at the value of $4.50 per unit, which was set in May 1998 based on the selling price for our shares in private placement transactions with unrelated purchasers. This valuation represents a substantial discount from the current price of the Common Stock and may be substantially lower than the value of the Company's Common Stock at the future issuance dates of the O.P. Units. Under generally accepted accounting principles, the acquisition cost in the form of O.P. Units issued will be calculated based upon the current market value of the Common Stock on the date the acquisition closes. Consequently, the Company's actual cost of these future acquisitions as well as the actual capitalization rate for accounting rather than cash purposes will depend in large part on the percentage of the fixed acquisition value paid for by the issuance of O.P. Units and the price of the Common Stock on the closing of the acquisition.

     OTHER COVENANTS. The Acquisition Agreement, Berg Land Holdings Option Agreement and Supplemental Agreement to which the Company and the Berg Group, or Carl E. Berg and Clyde J. Berg, individually are parties includes the undertaking of Carl E. Berg not to directly or indirectly acquire or develop, or acquire any equity ownership interest in any entity that has an ownership interest in, any real estate zoned or intended for use as R&D, office or industrial properties, with the exception of investments in securities of publicly traded companies, which securities do not represent more than 10% of the outstanding voting securities of such companies, in California, Oregon or Washington without first disclosing such investment opportunity to the Company and making such opportunity available to the Company, subject to the approval of the Independent Directors Committee. This restriction does not apply to any acquisition of the projects subject to the Pending Projects Acquisition Agreement or completed buildings acquired pursuant to the Berg Land Holdings Option Agreement or the Supplemental Agreement. This restriction remains in effect until the date on which both of the following conditions are satisfied:
(i) no nominee of the Berg Group is a member of the Board of Directors; and (ii) the Berg Group and its affiliates, other than the Company and the Operating Partnerships, beneficially own less than 25% of the outstanding Common Stock, including for these purposes all shares issuable upon exercise of the rights to exchange O.P. Units for Common Stock.

     In addition, transactions between the Company and any member of the Berg Group, or an entity in which a member of the Berg Group holds at least 5% of the equity interests, including the Company's election to issue Common Stock or pay cash in exchange for O.P. Units tendered by the Berg Group are subject to review and approval by the Independent Directors Committee. Aside from these restrictions, the Berg Group is generally free to conduct its business activities and will not be required to seek the approval of such activities or refer business opportunities to the Company, nor will it have any liability to the Company for its failure to do so.

     ISSUANCE AND ASSUMPTION OF DEBT. As of March 31, 2000, the Company was liable for loans aggregating approximately $36,070,000 million payable to the Berg Group. These loans are secured by seven properties, bears interest at LIBOR plus 1.30 percent and the maturity date has recently been extended to March, 2001.

     In September 1998, the Company assumed a $100 million line of credit with the Wells Fargo Bank N.A. previously provided to and guaranteed by the Berg Group, which was reduced to $50 million subsequently. The Wells Fargo line of credit expired on February 29, 2000 and was repaid with proceeds from and replaced by a $50 million line of credit from the Berg Group. The Wells Fargo line of credit was collateralized by 14 of the Company's properties and was guaranteed by Mr. Berg and certain other members of the Berg Group.

     When the Company acquired the Microsoft project in April 1999, it assumed a mortgage loan of $25.0 million payable to the Berg Group.

     Effective December 31, 1998, the Berg Group loaned $9.6 million to the operating partnerships, which was equal to the amount of distributions payable by the operating partnerships with respect to the Berg Group's O.P. Units as of December 28, 1998. During the year ended December 31, 1999, distributions payable to various members of the Berg Group of approximately $27.3 million relating to the first, second and third quarters of 1999 were converted to related party debt, on terms identical to the Wells Fargo line of credit.

     LEASE FROM BERG GROUP. The Company leases its executive offices from the Berg Group. For the year ended December 31, 1999, the Company paid $80,640 to the Berg Group under the terms of the lease agreement for its executive offices.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its Directors, officers and greater than ten percent holders were complied with on time.

                     REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") comprises three independent members of the Board of Directors. The Company's Board of Directors has delegated to the Committee responsibility for reviewing, recommending and approving the Company's compensation policies and benefits programs. The Committee also has the principal responsibility for the administration of the company's stock plans, including approving stock option grants to executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on their contribution to the financial and operational success of the Company, the executive's personal performance and increases in stockholder value as measured by the Company's stock price.

COMPENSATION PROGRAM

     The compensation package for the Company's executive officers consists of the following three components:

     BASE SALARY. The Committee determines the base salary of each executive based on the executive's scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for the Company's executives, the Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

     ANNUAL INCENTIVE COMPENSATION. At the present time, the Company does not have an annual incentive compensation program in place. However, the Compensation Committee may in the future at the Committee's discretion institute an annual incentive program.

     STOCK  OPTIONS.  The  Committee  believes  that  granting  stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Committee determines stock option grants to executives and has authorized the Company's CEO to determine stock option grants for all other employees, subject to the Committee's approval of total share allocations from the Company's option plan. In determining the size of stock option grants, the Committee considers the executive's current position with and responsibilities to the Company, potential for increased responsibility and promotion over the option term, tenure with the Company and performance in recent periods, as well as the size of comparable awards made to executives in similar positions in competing executive labor markets. Generally, each stock option grant allows the executive to purchase shares of the Company's common stock at a price per share equal to the market price on the date the option is granted, but the Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, contingent upon the executive's continued employment with the Company.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The annual salary for Mr. Berg, was set in 1997 and first became payable in 1998. The Compensation Committee has no plan to adjust his compensation.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company's taxable year. the compensation paid to the company's executive officers for the year ended December 31, 1999 did not exceed the $1 million limit per officer. In addition, the Company's 1997 Stock Option Plan and executive incentive option grants have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. It is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, and the Compensation
Committee does not expect to take any action at this time to modify cash compensation payable to the Company's executive officers to avoid the application of Section 162(m).

                                   John C. Bolger, Compensation Committee Member
                                William A. Hasler, Compensation Committee Member
                               Lawrence B. Helzel, Compensation Committee Member

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the company's Board of Directors was formed in December 1998 and currently is comprised of Messrs. John C. Bolger, William
A. Hasler and Lawrence B. Helzel. None of these individuals was at any time during 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

               --------------------------------------------------
                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS
               --------------------------------------------------

     At the Meeting, four Directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of Stockholders and until a successor for such Director is elected and qualified, or until the death, resignation or removal of such Director. There are four nominees, all of whom are currently Directors of the Company.

                                    NOMINEES

     Set forth below is information regarding the nominees for election to the Board of Directors:

Name                                       Position(s) with the Company       First Elected Director
------------------------------            ------------------------------     ------------------------
Carl E. Berg                               Chairman of the Board, Chief                1997
                                           Executive Officer, President
                                           and Acting Chief Financial
                                           Officer
John C. Bolger                             Director                                    1998
William A. Hasler                          Director                                    1998
Lawrence B. Helzel                         Director                                    1998

     In accordance with the Bylaws, it is a qualification of two directors that they be nominated by the Berg Group and that one such director be Carl E. Berg or the Berg Designee as long as the Berg Group and its affiliates (other than the Company and the Operating Partnership) own at least 15% of the fully-diluted number of shares. The Company has been advised by Mr. Berg, representing the Berg Group, that he will be the only Berg Group nominee for election at this meeting.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES.

               --------------------------------------------------
                                 PROPOSAL NO. 2:
                         INDEPENDENT PUBLIC ACCOUNTANTS
               --------------------------------------------------

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 2000. The Board of Directors proposes that the stockholders ratify this appointment. The Company expects that it's representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     In the event that stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.

     On March 12, 1998,  Price  Waterhouse  LLP, San Diego,  California  ("Price
Waterhouse"), the independent accountant previously engaged as the principal accountant to audit the financial statements of Mission West Properties (the "Company"), was dismissed by the Company. There were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion on the subjection matter of the disagreement.

     The Company engaged Coopers & Lybrand LLP, San Francisco, California ("Coopers & Lybrand") as the Company's new principal independent accountants as of March 12, 1998. During the Company's two most recent fiscal years and through March 12, 1998, the Company had not consulted with Coopers & Lybrand regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Coopers & Lybrand concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. In 1999, Price Waterhouse and Coopers & Lybrand merged, becoming PricewaterhouseCoopers LLP.

     The affirmative vote of a majority of the votes cast affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In addition, if you desire to bring business (including director nominations) before the Company's 2001 Annual Meeting, the Company's Bylaws received by the Company's Secretary before December 31, 2000. For additional requirements, a stockholder should refer to our Bylaws, Article II, Section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from our Secretary. If the Company does not receive timely notice pursuant to the Company's Bylaws, any proposal will be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with SEC Rule 14a-8. All stockholder proposals should be addressed to the attention of the Chief Executive Officer at the principal office of the Company.

OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Michael Knapp
                                              ----------------------------------
                                              Secretary

Cupertino, California
May 1, 2000

                          MISSION WEST PROPERTIES, INC.
                               ------------------
                            ------------------------

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Carl E. Berg and Michael L. Knapp, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all shares of common stock of Mission West Properties, Inc. (the "Company") held of record by the undersigned on April 28, 2000 at the Annual Meeting of Stockholders to be held May 31, 2000 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

     Thank you in advance for your prompt consideration of these matters.

                                                   Sincerely,
                                                   Mission West Properties, Inc.

--------------------------------------------------------------------------------
                                   DETACH HERE

  [X]  Please mark vote as in this example


1.  Election of Directors
    NOMINEES:  Carl E. Berg, John C. Bolger, William A. Hasler, and
               Lawrence B. Helzel
                                    FOR   WITHHELD
                                    [ ]     [ ]

2.  Ratify the appointment of PricewatershouseCoopers LLP as independent auditors.
                                    FOR     AGAINST    ABSTAIN
                                    [ ]       [ ]        [ ]

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.



----------------------------------------------------          MARK HERE FOR  [ ]
                  Name                                        ADDRESS CHANGE
                                                              AND NOTE AT LEFT
----------------------------------------------------
             Street Address

----------------------------------------------------
City                  State     Country     Zip Code

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

[ ] Please check here if you plan on attending the Annual Shareholders Meeting.


Signature: ___________________________________  Date: _____________


Signature: ___________________________________  Date: _____________